Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

flyExclusive, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Secondary Offering Equity	Class A Common Stock, par value $0.0001 per share	457(c)	15,545,274	$6.58(2)	$102,287,903	$0.0001476	$15,097.70

	Equity	Class A Common Stock, par value $0.0001 per share, underlying warrants	457(g)	10,138,877	$11.50(3)	$116,597,086	$0.0001476	$17,209.73

	Equity	Class A Common Stock, par value $0.0001 per share, underlying LGM common units	457(c)	59,930,000	$6.58(2)	$394,339,400	$0.0001476	$58,204.50

	Equity	Warrants to purchase Class A Common Stock	457(g)	4,333,333	— (4)	— (4)	— (4)	— (4)

Fees Previously Paid								—
Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—
	Total Offering Amounts					$613,224,389		$90,511.93
	Total Fees Previously Paid					—		$0
	Total Fee Offsets					—		$0
	Net Fee Due							$90,511.93

(1)

Pursuant to Rule 416 under the Securities Act, this registration statement also registers an indeterminate number of securities which may become issuable by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding securities.

(2)

Pursuant to Rule 457(c) under the Securities Act, the offering price is estimated solely for the purposes of calculating the registration fee and is based on the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NYSE American on January 16, 2024.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.
(4)	Pursuant to Rule 457(g) under the Securities Act, no separate fee is recorded for the warrants and the entire fee is allocated to the underlying Class A Common Stock.